PURCHASE AND SALE AGREEMENT
This PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of August 2, 2019, is made by and among SEACOR Holdings Inc., a Delaware corporation (“Parent”), SEACOR Tankers II LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent (“Purchaser”) and ACP III Tankers, LLC, a Delaware limited liability company (“Seller”). Each of Parent, Purchaser and Seller may be referred to herein as a “Party” or collectively, the “Parties.”
WHEREAS, Seller owns (i) 15% of the limited liability company interests of SEA-Vista III LLC, a Delaware limited liability company (“SEA-Vista III”), (ii) 20% of the limited liability company interests of SEA-Vista II LLC, a Delaware limited liability company (“SEA-Vista II”), and (iii) 25% of the limited liability company interests of SEA-Vista I LLC, a Delaware limited liability company (together with SEA-Vista III and SEA-Vista II, the “SEA-Vista Entities”) (such limited liability company interests are collectively referred to herein as the “Acquired Interests”);
WHEREAS, Seller desires to sell the Acquired Interests to Purchaser, and Purchaser desires to purchase the Acquired Interests from Seller, upon the terms and subject to the conditions set forth in this Agreement;
WHEREAS, as consideration for the purchase of the Acquired Interests, (i) Parent shall issue to Seller one million five hundred thousand (1,500,000) shares of common stock, par value $0.01 per share, of Parent (the “Consideration Shares”) in a private placement pursuant to Section 4(a)(2) of the Securities Act and (ii) Purchaser shall pay to Seller an amount in cash equal to one hundred three million dollars ($103,000,000.00) plus the Expense Amount (as hereinafter defined) (collectively, the “Cash Consideration”);
WHEREAS, contemporaneously with the execution of this Agreement, Parent and Seller are entering into (i) a registration rights agreement with respect to the Consideration Shares (the “Registration Rights Agreement”) and (ii) an agreement providing for restrictions on certain actions by Seller with respect to the Consideration Shares to Seller (the “Lock-Up Agreement” and, collectively with this Agreement and the Registration Rights Agreement, the “Transaction Agreements”);
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I.  TERMS OF PURCHASE AND SALE OF THE ACQUIRED INTERESTS
Section 1.01Sale and Purchase of the Acquired Interests. Subject to the terms and conditions set forth herein, at the Closing:

(a)Seller shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase, acquire, and accept from Seller, the Acquired Interests, free and clear of any and all Liens and other debts whatsoever other than any Liens pursuant to the LLC Agreements (as hereinafter defined) and restrictions on transfer under the Securities Act; and
(b)As consideration for the purchase of the Acquired Interests,
(i)Parent shall deliver to American Stock Transfer, as transfer agent of Parent (“AST”), an instruction letter directing AST to record the Consideration Shares in the name of Seller in book entry credits as of the date hereof (the “Closing Date”) with Parent requesting that AST deliver a statement to Seller (with copy to Parent) confirming such book entry credits as promptly as practicable after the Closing Date, and
(i)Purchaser shall pay or cause to be paid the Cash Consideration to Seller by wire transfer of immediately available funds to an account specified by Seller in writing to Purchaser prior to the Closing Date.
Section 1.02Closing.
(a)Closing Date and Location. The closing of the sale and purchase of the Acquired Interests (the “Closing”) will take place at the offices of Milbank LLP, 55 Hudson Yards, New York, New York 10001, on the Closing Date. Each party hereby agrees that at the Closing, subject to the terms and conditions of this Agreement, such party will complete and perform its respective obligations with respect thereto; provided, however, that no party is required to be physically present at the Closing and may deliver documents and proceeds to be exchanged, disbursed or delivered pursuant to customary escrow arrangements.
(b)Closing Deliverables. Subject to the other terms and conditions of this Agreement, each of the following documents shall be delivered by the applicable party or parties at the Closing:
(i)        the Registration Rights Agreement, duly executed by the parties thereto;
(ii)        the Lock-Up Agreement, duly executed by the parties thereto;
(iii)        evidence that all necessary corporate, limited liability company, member, and other action has been taken by the Seller to authorize the execution, delivery, and performance of this Agreement;
(iv)        evidence that all necessary corporate, limited liability company, member, and other action has been taken by the Parent and the Purchaser to authorize the execution, delivery, and performance of this Agreement;
(v)        a copy of the instruction letter to AST referenced in Section 1.01(b)(i) delivered by Parent to Seller;

(vi)        a copy of the letter from AST indicating that the Consideration Shares have been issued;
(vii)        a non foreign person affidavit dated as of the Closing Date, delivered by Seller (or if Seller is a disregarded entity for U.S. federal income tax purposes, its regarded owner) to Purchaser, meeting the requirements of Section 1445 and Section 1446(f) of the Code and the Treasury Regulations or IRS guidance issued thereunder; and
(viii)        such documents reasonably requested by any party to be delivered in connection with the consummation of the transactions contemplated by this Agreement.
ARTCLE II.  REPRESENTATIONS AND WARRANTIES OF PARENT
Parent hereby represents and warrants to Seller as follows:
Section 2.01. Authorization, Validity, and Enforceability. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent has the corporate power and authority to enter into, deliver and perform each Transaction Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of each Transaction Agreement. Each Transaction Agreement constitutes (assuming due authorization, execution and delivery by each other party thereto) a valid and legally binding obligation of Parent, enforceable against Parent in accordance with its terms.
Section 2.02. Consideration Shares. Following delivery of the Acquired Interests in accordance with the terms of this Agreement and the issuance of the Consideration Shares as contemplated by Section 1.01(b)(i), the Consideration Shares will be duly authorized, validly issued, fully paid and non-assessable and the Consideration Shares will be free of any Liens other than restrictions on transfer under U.S. federal and state securities laws, and as provided in this Agreement and the other Transaction Agreements.
Section 2.03. No Conflicts. The execution, delivery and performance of each Transaction Agreement will not conflict with, violate, breach, or result in a default under any of Parent’s or any material subsidiary’s organizational or governing documents or any material Requirement of Law or any material agreement, instrument or other undertaking to which Parent or its subsidiaries is a party or by which it is bound.
Section 2.04. SEC Documents. Parent has made available to Seller (including, for purposes of compliance with this representation, pursuant to the SEC’s “EDGAR” system) a true and complete copy of each report, schedule, form, prospectus, registration statement, definitive proxy statement and other document (including exhibits and other information incorporated by reference therein) filed by Parent with the SEC since December 31, 2018 and prior to the date of this Agreement (the “Parent SEC Documents”), which are all the documents

(other than preliminary material) that Parent was required to file with the SEC since December 31, 2018 and prior to the date of this Agreement. As of their respective dates, each of the Parent SEC Documents, as amended, complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained, as of the date so filed or, if amended prior to the date of this Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents, including all notes and schedules thereto, complied in all material respects, as of the date so filed or if amended prior to the date of this Agreement, as of the date of such amendment, with the rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the financial position of Parent and its consolidated subsidiaries as of their respective dates and the results of operations and the cash flows of Parent and its consolidated subsidiaries for the periods presented therein.
Section 2.05. No Brokers. None of Parent, Purchaser or their respective Affiliates has employed any brokers, finders, or investment bankers with respect to the sale and purchase of the Acquired Interests and the consummation of the transactions contemplated by this Agreement so as to give rise to any claim against Seller for any brokerage, finder’s or investment banker’s commission, fee or similar compensation.
Section 2.06. Investment Company. Parent is not and will not be registered or required to be registered as an “investment company” or a company “controlled by” an entity required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
Section 2.07. Investment Company Acknowledgement. Each of Parent and Purchaser understands that Seller is not and will not be registered or required to be registered as an “investment company” or a company “controlled by” an entity required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
Section 2.08. Form S-3. As of the date of this Agreement, Parent is eligible to register the resale of the Consideration Shares under Form S-3 promulgated under the Securities Act.
Section 2.09. Disclaimer of Other Representations and Warranties. Except as expressly set forth in this Article II, Parent makes no representation or warranty, express or implied, at law or in equity, in respect of Parent or its subsidiaries, or any of their respective assets, liabilities or operations, and any such other representations or warranties are hereby expressly disclaimed.
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF PURCHASER
Purchaser hereby represents and warrants to Seller as follows:
Section 3.01. Authorization, Validity, and Enforceability. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has the limited liability company power and authority to enter into, deliver and perform each Transaction Agreement and has taken all necessary limited liability company action to authorize the execution, delivery and performance of each Transaction Agreement. Each Transaction Agreement constitutes (assuming due authorization, execution and delivery by each other party thereto) a valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.
Section 3.02. No Conflicts. The execution, delivery and performance of each Transaction Agreement will not conflict with, violate, breach, or result in a default under any of Purchaser’s or any material subsidiary’s organizational or governing documents or any material Requirement of Law or any material agreement, instrument or other undertaking to which Purchaser or its subsidiaries is a party or by which it is bound.
Section 3.03. Investment Company. Purchaser is not and will not be registered or required to be registered as an “investment company” or a company “controlled by” an entity required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
Section 3.04 Disclaimer of Other Representations and Warranties. Except as expressly set forth in this Article III, Purchaser makes no representation or warranty, express or implied, at law or in equity, in respect of Purchaser or its subsidiaries, or any of their respective assets, liabilities or operations, and any such other representations or warranties are hereby expressly disclaimed.
ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF SELLER
Seller hereby represents and warrants to Parent and Purchaser as follows:
Section 4.01. Authorization, Validity, and Enforceability. Seller is a limited liability company organized under the laws of the State of Delaware. Seller has the limited liability company power and authority to enter into, deliver and perform each Transaction Agreement and has taken all necessary limited liability company action to authorize the execution, delivery and performance of each Transaction Agreement. Each Transaction

Agreement constitutes (assuming due authorization, execution and delivery by each other party thereto) a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms.
Section 4.02. No Conflicts. The execution, delivery and performance of each Transaction Agreement will not conflict with, violate, breach, or result in a default under any of Seller’s or any material subsidiary’s organizational or governing documents or any material Requirement of Law or any material agreement, instrument or other undertaking to which Seller is a party or by which Seller is bound.
Section 4.03. Acquired Interests.
(a)Seller is the record and beneficial owner of the Acquired Interests and has full power to sell, assign and deliver the Acquired Interests to Purchaser. The Acquired Interests are free and clear of all Liens and any debts whatsoever, other than any Liens pursuant to the LLC Agreements and restrictions on transfer under the Securities Act. Seller is not a party to any option, warrant, right (including preemptive right or redemption right), contract, call, put or other agreement or commitment providing for the disposition or acquisition of any interest in the Acquired Interests, other than the LLC Agreements and those arising under the Securities Act.
(b)Other than RBC Capital Markets, LLC, none of Seller and its Affiliates has employed any brokers, finders, or investment bankers with respect to the sale and purchase of the Acquired Interests and the consummation of the transactions contemplated by this Agreement so as to give rise to any claim against Purchaser for any brokerage, finder’s or investment banker’s commission, fee or similar compensation.
Section 4.04. No Registration. Seller understands that:
(a)the offer and sale of the Consideration Shares hereunder is not being registered under the Securities Act, and is being made privately by Parent, Purchaser and Seller pursuant to the private placement exemption from the registration requirements provided in Section 4(a)(2) of the Securities Act;
(b)Parent and Purchaser are not and will not be registered or required to be registered as an “investment company” or a company “controlled by” an entity required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended; and
(c)in connection with the foregoing, Parent and Purchaser are relying upon the representations, warranties and covenants of Seller contained in this Agreement.
Section 4.05. Investor Representations. Seller represents and warrants that Seller:
(a)is an “accredited investor” (within the meaning of Rule 501(a) under Regulation D under the Securities Act);

(b)is a sophisticated investor and is acquiring the Consideration Shares with a full understanding of all of the terms, conditions and risks thereof, and Seller is capable of assuming and willing to assume those risks and neither Parent nor Purchaser nor any of their respective Affiliates is acting as a fiduciary or financial or investment adviser for Seller;
(c)has, prior to Seller’s agreement to acquire the Consideration Shares, consulted with its own advisors and has had the opportunity to ask questions of and receive answers from Purchaser, Parent and their respective officers, and Seller has made its own investment decisions based upon its own judgment and upon any advice from such advisers as Seller has deemed necessary and not upon any view expressed by Purchaser, Parent, or any other Person;
(d)is familiar with the business and financial condition and operations of Parent, and Seller has had access to such information concerning Parent and the Consideration Shares (including, without limitation, the reports filed by Parent with the Commission pursuant to the Securities Act and the Exchange Act) as it deems necessary to enable Seller to make an informed investment decision concerning the acquisition of the Consideration Shares; and
(e)is acquiring the Consideration Shares for Seller’s own account or the account of its Affiliates (all of whom such Seller hereby represents and warrants are “accredited investors” within the meaning of Rule 501(a) of Regulation D promulgated by the Commission pursuant to the Securities Act), not as a nominee or agent, and with no intention of distributing the Consideration Shares or any part thereof in violation of any Requirement of Law, and Seller has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities laws of the United States or any other jurisdiction. If Seller or its Affiliates should in the future decide to dispose of any of the Consideration Shares, Seller understands and agrees (a) that it may do so only in compliance with the Securities Act and applicable state and other jurisdiction securities law, as then in effect, including a sale contemplated by any registration statement pursuant to which such securities are being offered, or pursuant to an exemption from the Securities Act, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities.
Section 4.06. Investment Company. Seller is not and will not be registered or required to be registered as an “investment company” or a company “controlled by” an entity required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
Section 4.07. Disclaimer of Other Representations and Warranties. Except as expressly set forth in this Article IV, Seller makes no representation or warranty, express or implied, at law or in equity, in respect of Seller, or any of its assets, liabilities or operations, and any such other representations or warranties are hereby expressly disclaimed.
ARTICLE V  COVENANTS

Section 5.01. Legends. Seller understands that the Consideration Shares sold pursuant to this Agreement will be imprinted with:
(a)a legend in substantially the following form (the “Restrictive Legend”):
“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE AND FEDERAL SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS PURCHASER HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”; and
(b)a legend in substantially the following form (the “Lock-Up Legend”):
“THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN LOCK-UP AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, AS MAY BE SUBSEQUENTLY AMENDED, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”
Section 5.02. Removal of Legends. At any time after the six month anniversary of the final issuance of the Consideration Shares and prior to the first anniversary of the Closing Date, Parent shall use commercially reasonable efforts to cause the Restrictive Legend to be removed from the Consideration Shares in connection with any sale of such shares (a) under a registration statement filed under the Securities Act, (b) pursuant to Rule 144 under the Securities Act or (c) in connection with a registered offering of the Consideration Shares. After the first anniversary of the Closing Date, Parent shall use reasonable best efforts to cause the Restrictive Legend to be removed from all Consideration Shares that are held by any Person other than an Affiliate of Parent. To the extent Considerations Shares cease to be Locked-Up Securities (as defined in the Lock-Up Agreement, and such Consideration Shares being referred to as the “Released Consideration Shares”), Parent shall use reasonable best efforts to cause the Lock-Up Legend to be removed from all Released Consideration Shares.
Section 5.03. Publicity. None of the Parties shall publicly refer to another Party with respect to the Transaction Agreements or the transactions contemplated thereby without such Party’s prior written consent unless required by any Requirement of Law or by the rules of a national securities exchange (in which case, to the extent legally permitted and time permitting, they shall give each other reasonable notice and opportunity to comment on such reference as reasonably practicable under the circumstances of such requirement); provided that a Party may make any public statement without another Party’s prior written consent so long as such statement is substantially similar to previous press releases, public disclosures or public statements made jointly by the Parties or approved by such other Party. Subject to the foregoing sentence, the Parties will coordinate any and all press releases and other public relations matters with respect to the transactions contemplated hereby or by the other Transaction Agreements in consultation with each other, and will cooperate with each other on such matters.
Section 5.04. Post-Closing Access; Preservation of Records. From and after the Closing, Purchaser, Parent and their Affiliates shall make, or cause to be made, upon reasonable prior notice, available to Seller and its Affiliates all books, records, Tax Returns and documents of the SEA-Vista Entities (and the reasonable assistance of employees responsible for such books, records and documents) during regular business hours as may be reasonably necessary for (i) investigating, settling, preparing for the defense or prosecution of, defending or prosecuting any Action, (ii) preparing reports to equityholders and Governmental Authorities or (iii) such other purposes for which access to such documents is determined by Seller to be reasonably necessary, including preparing and delivering any accounting or other statement provided for under this Agreement or otherwise, preparing Tax Returns, pursuing tax refunds or responding to or disputing any tax audit, or the determination of any matter relating to the rights and obligations of Seller or any of their Affiliates under any Transaction Agreements; provided that, notwithstanding the foregoing, Purchaser, Parent and their Affiliates shall not be required to provide or cause to be provided access to or disclose or cause to be disclosed information where such access or disclosure would jeopardize the attorney-client privilege, contravene any Requirement of Law or contravene any confidentiality undertaking existing as of the date hereof. Purchaser and Parent shall cause each SEA-Vista Entity to maintain and preserve all Pre-Closing Tax Returns, books, records and other documents for seven (7) years after the Closing Date.
Section 5.05. Release.

(a)Except for the express obligations, representations, warranties and agreements of each Party, respectively, under this Agreement and the other Transaction Agreements, for and in consideration of the Acquired Interests (in the case of Purchaser and Parent) and the Cash Consideration and Consideration Shares (in the case of Seller), effective as of the Closing, each Party, on behalf of itself and its equityholders, subsidiaries, Affiliates, Representatives, direct and indirect parent companies, managers, officers and directors, and each of their respective successors and assigns (each a “Releasor”), hereby absolutely and unconditionally releases, acquits and forever discharges, to the fullest extent permitted by Requirement of Law, the other Party and its past, present and future equityholders, subsidiaries, Affiliates, and each of its, its subsidiaries’ and Affiliates’ present and former Representatives, equityholders and control persons, and each of the respective heirs, executors, administrators, successors and assigns of any of the foregoing (each, a “Releasee”) of, from and against any and all Actions, causes of action, claims, demands, Damages, judgments, liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether direct or indirect, and whether due or to become due), debts, dues and suits of every kind, nature and description whatsoever, whether known or unknown, both in law and in equity, in each case solely to the extent arising out of or resulting from the other Party’s or such Releasee’s ownership and/or operation of the SEA-Vista Entities or the assets, business, operations, conduct, services, products and/or employees (including former employees) of any of the SEA-Vista Entities or their Affiliates, related to any period of time before the Closing (each, a “Released Claim”). Each Releasor agrees not to, and agrees to cause its respective equityholders, subsidiaries, Affiliates, Representatives, direct and indirect parent companies and each of their respective successors and assigns, not to, assert any Released Claim against the Releasees.
(b)Notwithstanding anything to the contrary in Section 5.05(a), the liabilities acquitted, remised, discharged and released pursuant to Section 5.05(a) shall not include (i) any rights of a Party under this Agreement and the other Transaction Agreements and (ii) rights of a Releasor to reimbursement of business expenses incurred in the ordinary course of business in accordance with Section 8.3 and Section 8.12 of the applicable LLC Agreement.
(c)Each Party represents and warrants that as of the date of this Agreement, neither such Party nor any Releasor acting for or on behalf of such party has filed any claims, complaints, charges, or lawsuits against any Releasee for or with respect to a matter, claim, or incident that occurred or arose out of one or more occurrences that took place on or prior to the date of this Agreement. Each Party further represents and warrants that it has made no assignment, sale, delivery, transfer or conveyance of any rights such Party has asserted or may have against any Releasee with respect to any Released Claim.
Section 5.06. No Recourse Against Non-Party Affiliates. All claims, obligations, liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether direct or indirect, and whether due or to become due), or causes of action (whether in contract or in tort, in equity or at law, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement or any other Transaction Agreement, or the negotiation, execution, or performance of this Agreement or any other Transaction Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement or any other Transaction Agreement), may be made only against (and are those solely of) the entities that are expressly identified as parties in the preamble to this Agreement or that execute any other Transaction Agreement (each, a “Contracting Party”). No Person who is not a Contracting Party, including any past, present or future Representative, incorporator, stockholder or Affiliate of such Contracting Party or Affiliate of any of the foregoing (the “Non-Party Affiliates”), shall have any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether direct or indirect, and whether due or to become due and whether in contract or in tort, in equity or at law, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or any other Transaction Agreement or based on, in respect of, or by reason of this Agreement or any other Transaction Agreement or in its negotiation, execution, performance, or breach; and, to the maximum extent permitted by Requirement of Law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action and obligations against any such Non-Party Affiliates. Without limiting the generality of the foregoing, to the maximum extent permitted by Requirement of Law, (a) each Contracting Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available in equity or at law, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose liability of a Contracting Party on any Non-Party Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise; and (b) each Contracting Party disclaims any reliance upon any Non-Party Affiliates with respect to the performance of this Agreement or any other Transaction Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement or any other Transaction Agreement.
ARTICLE VI  MISCELLANEOUS
Section 6.01. No Waivers; Cumulative Remedies. No failure by a party to exercise and no delay in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Requirement of Law.
Section 6.02. Governing Law; Jurisdiction. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, and the rights and liabilities of the parties hereto determined in accordance with the law of the State of New York, without giving effect to the principles or rules of conflict of laws, to the extent such principles of rules are not mandatorily applicable by statute and would permit or require the application of the Requirements of Laws of another jurisdiction. The state or federal courts located within the County of New York, New York shall have exclusive jurisdiction over any and all disputes between the parties hereto, whether in law or equity, arising out of or relating to this Agreement and the agreements, instruments and documents contemplated hereby and the parties hereby irrevocably consent to and agree to submit to the exclusive jurisdiction of such courts.  Each party to this Agreement hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that it is not subject to such jurisdiction.
Section 6.03. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM THEREIN.
Section 6.04. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile/

email and portable document format), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
Section 6.05. Severability. Any provision including any phrase sentence, clause, section or subsection of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 6.06. Amendment. This Agreement may not be changed, amended or terminated, in whole or in part, except by a writing executed by each of the parties hereto.
Section 6.07. Entire Agreement. The Transaction Agreements and the documents referred to therein embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter. Each of the parties acknowledges that in entering into this Agreement it has not relied upon and shall have no right or remedy in respect of any statement, representation, assurance of warranty (whether or not made negligently) other than as is expressly set out in this Agreement.
Section 6.08. Notices. Any notice required or permitted to be given under this Agreement shall be given in writing and may be delivered via registered or certified mail, by hand, email, facsimile or overnight courier to the addresses set forth on the signature page of this Agreement or such other address, facsimile number or email address as such party may hereinafter specify for the purpose of notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.
Section 6.09. Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of legal counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.
Section 6.10. Successors and Assigns; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties, and their respective heirs, successors and permitted assigns; provided that except as permitted below, this Agreement shall not be assignable or otherwise transferable by any party without the prior written consent of the other party.  Upon any such permitted assignment, the references in this Agreement to Seller shall also apply to any such assignee unless the context otherwise requires.  No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties and their respective successors and assigns.

Section 6.11. Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each party shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the intentions of the parties, as explained herein.
Section 6.12. Tax Treatment. Each Party shall cause each of the SEA-Vista Entities to allocate all items of income, gain, loss, deduction and credit allocable to the limited liability company interests in the respective SEA-Vista Entities between Seller and Purchaser based on the “interim closing method” under Section 706 of the Code and the Treasury Regulations thereunder. Parent and Purchaser will timely provide Seller with any reasonable documentation, including an Internal Revenue Service Schedule K-1 for each of the SEA-Vista Entities, necessary in order for Seller to timely file any Tax Returns due with respect to the Acquired Interests.
ARTICLE VII DEFINITIONS; RULES OF CONSTRUCTION
Section 7.01. Certain Defined Terms. Capitalized terms used in this Agreement shall have the following respective meanings (unless otherwise defined therein).
“Acquired Interests” has the meaning set forth in the Recitals.
“Action” means any action, suit, arbitration, complaint, audit, proceeding or other similar proceeding or notice, including any civil, criminal, administrative or appellate proceeding or investigation conducted by or before any court or other Governmental Authority.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For the purposes of this Agreement, when Seller is the applicable Person, “Affiliate” shall include each member of the Seller.
“Agreement” has the meaning set forth in the Preamble.

“AST” has the meaning set forth in Section 1.01(b)(i).
“Business Day” means any day, except Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by Requirement of Law to be closed for business.
“Cash Consideration” has the meaning set forth in the Recitals.
“Closing” has the meaning set forth in Section 1.02(a).

“Closing Date” has the meaning set forth in Section 1.01(b)(i).
“Code” means the Internal Revenue Code of 1986, as amended.

        “Commission” means the United States Securities and Exchange Commission.

        “Consideration Shares” has the meaning set forth in the Recitals.

“Contracting Party” has the meaning set forth in Section 5.06.

“Damages” means all losses, claims, damages, payments, costs and expenses (including costs and expenses of Actions), amounts paid in connection with any assessments, judgments or settlements relating thereto, and out-of-pocket expenses and reasonable attorneys’ fees and expenses reasonably incurred in defending against any such Actions.
“Exchange Act” has the meaning set forth in Section 2.04.
“Expense Amount” means two million nine hundred ninety eight thousand, eighty one dollars and seventy nine cents ($2,998,081.79).

“GAAP” has the meaning set forth in Section 2.04.
“Governmental Authority” means any foreign, federal, state or local agency, authority, board, bureau, court, instrumentality or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers.
“Lien” means any of the following, whether fixed or contingent: mechanics/materialman’s or similar lien, whether statutory or otherwise, maritime lien, lien of any other kind, charge of any kind, claim, community property interest, condition, equitable interest, hypothecation, easement, judgment, rightofway, encroachment, tax lien, mortgage, deed of trust, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.
“LLC Agreements” means (i) that certain Limited Liability Company Agreement of SEA-Vista I, LLC, dated as May 2, 2014, by and between Seller and SEA-Vista II, LLC, (ii) that certain Limited Liability Company Agreement of SEA-Vista II, LLC dated May 2, 2014, by and between Seller and SEA-Vista III, LLC and (iii) that certain Limited Liability Company Agreement of SEA-Vista III, dated as of May 2, 2014 by and between Seller and SEACOR Tankers Inc.

“Lock-Up Agreement” has the meaning set forth in the Recitals.

“Lock-Up Legend” has the meaning set forth in Section 5.01(b).
“Non-Party Affiliates” has the meaning set forth in Section 5.06.

“Parent SEC Documents” has the meaning set forth in Section 2.04.
“Party” has the meaning set forth in the Recitals.
“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).
“Pre-Closing Tax Period” means any tax period ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date.
“Pre-Closing Tax Returns” means each Tax Return of the SEA-Vista Entities for any Pre-Closing Tax Period that is filed or required to be filed after the Closing Date.
“Purchaser” has the meaning set forth in the Preamble.
        “Registration Rights Agreement” has the meaning set forth in the Recitals.

“Released Claim” has the meaning set forth in Section 5.05(a).

“Released Consideration Shares” has the meaning set forth in Section 5.02.
“Releasee” has the meaning set forth in Section 5.05(a).

“Releasor” has the meaning set forth in Section 5.05(a).

“Representatives” means, with respect to any Person, such Person’s directors, managers, members, officers, employees, agents, partners, attorneys, consultants, advisors, members or other Persons acting on behalf of such Person.
“Requirement of Law” means, as to any Person, any generally applicable law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Restrictive Legend” has the meaning set forth in Section 5.01(a).
“SEA-Vista Entities” has the meaning set forth in the Recitals.
“SEA-Vista II” has the meaning set forth in the Recitals.
“SEA-Vista III” has the meaning set forth in the Recitals.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” has the meaning set forth in Section 2.04.

“Seller” has the meaning set forth in the Preamble.
“Straddle Period” means any tax period that begins on or before the Closing Date and ends after the Closing Date.
“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to taxes, including any schedule or attachment thereto, and including any amendment thereof, required to be filed with any Governmental Authority.
“Transaction Agreements” has the meaning set forth in the Recitals.
“Treasury Regulations” means the regulations promulgated under the Code, as such regulations may be amended from time to time.
Section 7.02. Rules of Construction. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) meanings specified in this Agreement shall be applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders, as the context requires, (c) the word “include” shall be deemed to be followed by the words “without limitation” or words of like import, (d) any reference to any Requirement of Law herein shall, unless otherwise specified, refer to such Requirement of Law as amended, modified or supplemented from time to time and (e)  any reference to “days” means calendar days unless Business Days are expressly specified.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

SEACOR HOLDINGS INC.
By: /s/ William C. Long_________
Name: William C. Long
Title Executive Vice President, Chief Legal Officer and Corporate Secretary
Address for Notices:
SEACOR Holdings Inc.
2200 Eller Drive, P.O. Box 13038
Fort Lauderdale, FL 33316
Attention: William C. Long
blong@ckor.com

SEACOR TANKERS II LLC

By: /s/ Lisa Manekin_________
Name: Lisa Manekin
Title Vice President and Secretary
Address for Notices:
SEACOR Holdings Inc.
2200 Eller Drive, P.O. Box 13038
Fort Lauderdale, FL 33316
Attention: William C. Long
blong@ckor.com

[Signature Page to Purchase and Sale Agreement]

ACP III TANKERS LLC

By: /s/Ben Silbert______
Name: Ben Silbert
Title Authorized Signatory

Address for Notices:

c/o Avista Capital
65 E 55th St
18th Floor
New York, NY 10022

[Signature Page to Purchase and Sale Agreement]